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                                                                    EXHIBIT 10.1


                          GULFMARK INTERNATIONAL, INC.
                       1987 STOCK OPTION PLAN, AS AMENDED

                            I.  PURPOSE OF THE PLAN

       The Gulfmark International, Inc. 1987 Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees and directors of Gulfmark International, Inc., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain individuals the option ("Option") to purchase shares of the $1.00 par value common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") or options which do not constitute Incentive Stock Options ("Nonqualified Stock Options").

                              II.  ADMINISTRATION

       The Plan shall be administered by a committee appointed by the Board of Directors (the "Committee"). The members of the Committee shall not be eligible, and shall not, at any time within one year prior to their appointment to the Committee have been eligible, to participate in the Plan or in any other stock plan of the Company or any of its affiliates providing for discretionary grants and awards. The Committee shall have sole authority to select the individuals who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the individuals to whom Options shall be granted, in establishing the number of shares which may be issued under each Option, and in construing the provisions of the Plan shall be final.

                            III.  OPTION AGREEMENTS

       Each Option shall be evidenced by an Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. An Option Agreement may also provide the right ("Stock Appreciation Right") to surrender the Option to purchase shares of Stock under the Option in return for a payment in cash and/or shares of Stock equal to the excess of the fair market value of the shares with respect to which the Option is surrendered over the option price
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therefor upon approval thereof by the Commitee in its sole discretion and on such other terms and conditions as the Committee prescribes. Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee.

                          IV.  ELIGIBILITY OF OPTIONEE

       Options may be granted only to individuals who are key employees (including officers and directors who are also key employees) of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted, except that Nonqualified Stock Options may be granted to the individuals who are directors (but not also key employees) of the Company or any parent or subsidiary corporation. Options may be granted to the same individual on more than one occasion. The aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options (granted after 1986) are exercisable for the first time by an individual during any calendar year (under the Plan and all other incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. Further, no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422A(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

                         V.  SHARES SUBJECT TO THE PLAN

       The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 200,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire prior to its exercise in full, the remaining number of shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be adjusted merely to reflect a change in the capitalization of the Company, such as a stock dividend or stock split. Separate Stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

                               VI.  OPTION PRICE

       The purchase price of Stock issued under each Option shall be determined by the Committee, but such price per share may not be less than the greater of
(i) 50% of the fair





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market value (as determined by the Committee) of a share of Stock at the time the Option is granted and (ii) the par value of the Stock. In addition, in the case of an Incentive Stock Option, the purchase price shall not be less than the fair market value (as determined by the Committee) of the Stock subject to the Option at the time the Option is granted.

                             VII.  TERM OF THE PLAN

       The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is subsequently approved by the stockholders of the Company within 12 months thereafter. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the effective date of the Plan.

                   VIII.  RECAPITALIZATION OR REORGANIZATION

       (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

       (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

       (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another corporation), if the Company is to sell all or substantially all of its assets, if the ownership of more than 50% of the outstanding shares of Stock shall change as a result of a concerted action by one or more persons or corporations, or if an attempt is so made to effect such a change of





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ownership, or if the Company is to be dissolved and liquidated (each such event is referred to as a "Corporate Change"), then notwithstanding any other provision of the Plan, the Committee, in order to protect the rights of holders of outstanding Options, in its sole discretion, may (i) accelerate the time at which Options when outstanding may be exercised so that such Options may be exercised in full on or before a date (before or after such Corporate Change) fixed by the Committee, (ii) provide that outstanding Options be exercisable in the manner provided for Stock Appreciation Rights in Paragraph III (regardless of whether the Option otherwise provides for Stock Appreciation Rights), which provision may be given or withheld on an individual basis, and each such outstanding Option remaining unexercised as of a date fixed by the Committee shall be surrendered by the holder to the Company for cancellation, and the holder shall receive a cash payment in an amount equal to the excess of the aggregate fair market value of the shares of Stock subject to such Option
(which in the event of a change in the ownership of more than 50% of the outstanding shares of Stock shall not be less per share than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate option price of such shares, and/or (iii) cause Options then outstanding to be assumed, or new options substituted therefor, by any surviving corporation in such Corporate Change.

       (d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                   IX.  AMENDMENT OR TERMINATION OF THE PLAN

       The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued under the Plan (other than an increase reflecting a stock dividend or stock split), change the class of individuals eligible to receive Options under the Plan, or extend the term of the Plan, without the approval of the stockholders of the Company.





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